UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement▪
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WideOpenWest, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND
EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of report (Date of earliest event reported):

November 24, 2025

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 11, 2025, WideOpenWest, Inc., a Delaware corporation (the “Company” or “WOW!”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bandit Parent, LP, a Delaware limited partnership (“Parent”), and Bandit Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” or the “Transaction”), with the Company surviving as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of DigitalBridge Group, Inc. (“DigitalBridge”) and Crestview Partners III GP, L.P. (“Crestview”).

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with the Company special meeting of stockholders, to be held on December 3, 2025, to vote upon, among other things, matters necessary to adopt and complete the Merger.

Litigation Related to the Merger

On November 10, 2025, a purported stockholder filed a complaint with respect to the Merger, captioned Brian Friedman v. Gunjan Bhow et al., Index No. 2025CV32733 (Colo. Dist. Ct. filed Nov. 10, 2025) (the “Stockholder Action”), alleging that, among other things, the Definitive Proxy Statement contains certain disclosure deficiencies and/or incomplete information regarding the Merger. On November 20, 2025, Friedman filed a motion for a temporary restraining order seeking to enjoin the special meeting of stockholders. The Company believes that no supplemental disclosures are required under applicable laws; however, in order to avoid the risk of delay to the special meeting of stockholders or to the Merger and to minimize the potential expense associated therewith, and without admitting any liability or wrongdoing, the Company is voluntarily making certain disclosures below that supplement those contained in the Definitive Proxy Statement. These disclosures, and disclosures on certain other matters, are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Stockholder Action, including that any additional disclosure was or is required.

The Company has also received a number of demand letters seeking supplemental disclosure and/or access to books and records pursuant to Section 220 of the Delaware General Corporation Law in connection with the Merger. Two stockholder complaints seeking supplemental disclosure have also been filed in New York State court, but have not been served on any defendant. Although the outcome of, or estimate of the possible loss or range of loss, from these matters cannot be predicted, the Company believes that the allegations contained therein are without merit.

It is possible that additional, similar demand letters or complaints may be received or filed, or that the existing complaints may be amended. The Company does not intend to announce the receipt or filing of each additional, similar demand letter or complaint, or of any amended complaint.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplemental information to the Definitive Proxy Statement should be read in connection with the Definitive Proxy Statement, which should be read in its entirety, including all risk factors and cautionary notes contained therein. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs and tables from the definitive proxy statement is bold and underlined, while deleted text is bold and stricken-through.

The fifth full paragraph on Page 27 under “Special Factors—Background of the Merger” is hereby amended and supplemented as follows:

During May 2024, the Special Committee members also discussed the fact that the Company did not have a current, Board-approved long-range financial plan and contacted and engaged an independent consultant with relevant experience in the Company’s industry to assist in the development of a model to support the creation of a long-range financial plan to be used by the Special Committee in its work. The Special Committee agreed to compensate the independent consultant through an hourly fee that was not contingent on the outcome of the independent consultant’s work. The members of the Special Committee also engaged with members of the Company’s management team with respect to the Company’s need to complete a refinancing transaction in the coming months.

The first full paragraph on Page 35 under “Special Factors—Background of the Merger” is hereby amended and supplemented as follows:

The confidentiality agreement contained a customary standstill provision that permitted Financial Sponsor A to make non-public acquisition proposals to the Special Committee or the Company Board, that prohibited Financial Sponsor A from requesting the Company amend or waive the standstill provision, and that terminated if the Company entered into a definitive acquisition agreement with a third party. The Company is not subject to any other confidentiality agreements that contain such a provision.

The third full paragraph on Page 59 under “Summary of Centerview Financial Analysis—Selected Public Company Analysis Cash Flow Analysis” is hereby amended and supplemented as follows:

However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of EV/NTM EBITDA Trading Multiple of 4.3x to 5.3x to apply to the Company’s estimated adjusted NTM EBITDA of $294 million as of August 8, 2025, as set forth in the Internal Data (“NTM Adjusted EBITDA”). In selecting this range of EV/NTM EBITDA Trading Multiple, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

The third full paragraph on Page 60 under “Summary of Centerview Financial Analysis—Selected Precedent Transaction Analysis” is hereby amended and supplemented as follows:

Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, related to, among other things, differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis, Centerview selected a reference range of EV/LTM EBITDA Multiples of 5.5x to 7.0x derived from the selected precedent transactions. Applying this reference range of EV/LTM EBITDA Multiples to the Company’s Last Twelve Months Adjusted EBITDA of $283 million as of August 8, 2025, as set forth in the Internal Data, resulted in an implied per share equity value range for Company Common Stock of approximately $5.95 to $10.85, rounded to the nearest $0.05.

The second full paragraph on Page 61 under “Special Factors—Opinion of Centerview Partners⸺Summary of Centerview Financial Analysis—Discounted Cash Flow Analysis” is hereby amended and supplemented as follows:

In performing this analysis, Centerview calculated a range of equity values for the Company Common Stock by (a) discounting to present value as of June 30, 2025, using discount rates ranging from 8.0% to 9.0% (based on Centerview’s analysis of the Company’s weighted average cost of capital) and using a midyear convention: (i) the forecasted after-tax unlevered free cash flows of the Company over the period beginning on July 1, 2025 and ending on December 31, 2029, utilized by Centerview based on the Base Case in the 2025 Projections, (ii) a range of implied terminal values of the Company at the end of the forecast period shown in the Forecasts, applying a range of terminal multiples to the Company’s projected EBITDA for the last twelve months as of December 31, 2029, ranging from 5.0x to 6.0x, and (iii) tax savings from usage of the Company’s estimated federal net operating losses for calendar years 2027 and 2028, as provided by the Company’s management and as set forth in the Internal Data, and (b) subtracting the Company’s debt of $1,071 million as of June 30, 2025 and adding the Company’s cash of $32 million as of June 30, 2025 to the foregoing results, as provided by the management of the Company.

The first full paragraph on Page 62 under “Special Factors—Opinion of Centerview Partners” is hereby amended and supplemented as follows:

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s engagement by the Special Committee, Centerview had not been engaged to provide financial advisory or other services to the Company or any of its subsidiaries, and Centerview did not receive compensation from the Company or any of its subsidiaries during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Crestview, a significant stockholder of the Company and a sponsor of Parent, and Centerview did not receive any compensation from Crestview during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, and Centerview did not receive any compensation from Parent during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to DigitalBridge, and Centerview did not receive any compensation from DigitalBridge during such period. In the two years prior to the date of its written opinion, Centerview had been engaged and is currently engaged to provide financial advisory services unrelated to the Company to a private company in which DigitalBridge holds a significant minority ownership interest, including in connection with certain strategic matters, and Centerview expects to receive between $10 million and $15 million in compensation from such company for such services during such period.

The second full paragraph on Page 86 under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

Based on the assumptions described below under “—Quantification of Payments and Benefits to the Company’s Named Executive Officers”, the estimated ~~aggregate~~ value of the unvested Company Restricted Share Awards held by each of the Company’s eight non-employees directors is $139,068.80, resulting in an estimated aggregate value of $1,112,550.40 in respect of the unvested Company Restricted Share Awards held by the Company’s eight non-employee directors.

The third full paragraph on Page 87 under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

On August 11, 2025, each of the Company’s executive officers entered into a letter agreement with the Company (each, a “Good Reason Letter”) providing that the closing of the Merger will trigger each executive officer’s right to terminate his or her employment for “good reason” within the meaning of the Plan at any point during the twenty-four (24) month period following the closing of the Merger. If an executive officer so terminates his or her employment, he or she will be entitled to the payments and benefits provided under the Plan and the award agreements governing his or her outstanding Company LTI Awards, in each case, upon a termination for “good reason” following a change in control. The Good Reason Letters were negotiated by the Special Committee, Crestview, and DigitalBridge in the period leading up to the signing of the Merger Agreement. The Company’s executive officers were not involved in these negotiations.

The sixth full paragraph on Page 87 under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

None of the proposals submitted by DigitalBridge and Crestview addressed management retention following the Closing or equity participation by management in the Surviving Corporation. As of the date of this filing, no discussions have been held between executive officers of the Company, on the one hand, and DigitalBridge and/or Crestview, on the other hand, regarding management retention following the Closing or equity participation in the Surviving Corporation. As of the date of this filing ~~proxy statement~~, no executive officer of the Company has discussed the details of his or her go-forward employment after the Effective Time with Crestview or DigitalBridge, or entered into any agreement with the Company or Parent regarding employment after the Effective Time, although it is possible that the Company or Parent may enter into new employment or other arrangements with executive officers of the Company in the future.

The sixth full paragraph on Page 97 under “Special Factors—Fees and Expenses” is hereby amended and supplemented as follows:

In connection with Centerview’s services as the financial advisor to the Special Committee, the Company has agreed to pay Centerview an aggregate fee of $19.4 million, $2.5 million of which was payable upon the rendering of Centerview’s opinion (and none of which was contingent on the conclusions contained in Centerview’s opinion), a $1 million retainer, and $16.9 million of which is payable contingent upon consummation of the Transaction (provided that the $1 million retainer is creditable against the Centerview Transaction Fee).

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the proposed acquisition of WOW! by funds affiliated with DigitalBridge Investments and Crestview Partners (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue,” “likely,” “target” or similar expressions or the negative of these terms  or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against DigitalBridge, Crestview, WOW! or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction, including the diversion of management’s attention from WOW!’s ongoing business operations, will harm WOW!’s business, including current plans and operations; (iv) the ability of WOW! to retain and hire key personnel in light of the Transaction; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect WOW!’s financial performance; (vii) certain restrictions during the pendency of the Transaction that may impact WOW!’s ability to pursue certain business opportunities or strategic transactions; (viii) significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring WOW! to pay a termination fee or other expenses; (x) the risk that WOW!’s stock price may decline significantly if the Transaction is not consummated; (xi) the risks and uncertainties pertaining to WOW!’s business, including those set forth in Part I, Item 1A of WOW!’s most recent Annual Report on Form 10-K and Part II, Item 1A of WOW!’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by WOW! with the U.S. Securities and Exchange Commission (“SEC”); and (xii) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on WOW!’s financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, WOW! cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by WOW!, its directors, officers or employees or any other person that WOW! will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and WOW! does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Important Additional Information and Where to Find It

In connection with the Transaction, WOW! has filed and will file relevant materials with the SEC, including WOW!’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), which was filed on October 27, 2025 and mailed to WOW!’s stockholders. WOW!, affiliates of WOW! and affiliates of each of DigitalBridge and Crestview jointly filed with the SEC on October 27, 2025 a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). WOW! may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which WOW! may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, Schedule 13E-3 and other documents that are filed or will be filed with the SEC by WOW! through the website maintained by the SEC at www.sec.gov, WOW!’s website at www.wowway.com. The Transaction will be implemented solely pursuant to the Agreement and Plan of Merger dated as of August 11, 2025, among WOW!, Bandit Parent, LP and Bandit Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

WOW! and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of WOW! in connection with the Transaction. Information regarding WOW!’s directors and executive officers is contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 27, 2025, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025, and in the Proxy Statement. Any change of the holdings of WOW!’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: Form 4, filed by Crestview Partners III GP, L.P. on April 2, 2025; Form 4, filed by Gunjan Bhow on April 3, 2025; Form 4, filed by Jill Bright on April 3, 2025; Form 4, filed by Phil Seskin on April 3, 2025; Form 4, filed by Crestview Partners III GP, L.P. on May 9, 2025; Form 4, filed by Crestview Partners III GP, L.P on May 12, 2025; Form 4, filed by Gunjan Bhow on May 12, 2025; Form 4, filed by Phil Seskin on May 12, 2025; Form 4, filed by Jill Bright on May 12, 2025; Form 4, filed by Jeffrey Marcus on May 12, 2025; Form 4, filed by Jose Segrera on May 12, 2025; Form 4, filed by Crestview Partners III GP, L.P. on July 2, 2025; Form 4, filed by Phil Seskin on July 3, 2025; Form 4, filed by Gunjan Bhow on July 3, 2025; Form 4, filed by Jill Bright on July 3, 2025; Form 4, filed by Teresa Elder, on September 3, 2025; Form 4/A, filed by Teresa Elder on September 3, 2025; Form 4, filed by Phil Seskin on October 2, 2025; Form 4, filed by Jill Bright on October 2, 2025; Form 4, filed by Gunjan Bhow on October 2, 2025; and Form 4, filed by Crestview Partners III GP, L.P. on October 3, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are included in the Proxy Statement. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, WOW!’s website at www.wowway.com or by contacting WOW!’s Investor Relations Team at andrew.posen@wowinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: November 24, 2025	By:	/s/ John Rego
John Rego
Chief Financial Officer